Exhibit 10.45

FIFTH AMENDMENT

TO AIRPORT CORPORATE CENTER OFFICE LEASE

THIS FIFTH AMENDMENT TO AIRPORT CORPORATE CENTER OFFICE LEASE AGREEMENT (this “Amendment”) is made as of this 2 day of February, 2010 (the “Effective Date”) by and between HINES REIT AIRPORT CORPORATE CENTER LLC, a Delaware limited liability company (“Landlord”), and NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Airport Corporate Center Office Lease Agreement dated December 1, 2006 (the “Original Lease”), as amended by that certain First Amendment dated November 27, 2006, that certain Second Amendment dated March 20, 2007, that certain Third Amendment dated July 31, 2007 as modified by that letter agreement dated August 1, 2007, and that Fourth Amendment dated as of December 10, 2007 (collectively, the “Lease”) under which Tenant leases 222,747 Rentable Square Feet consisting of: (A) 125,806 Rentable Square Feet in the building known as 7665 Corporate Center Drive (N.W. 19th Street), Miami, Florida, (B) 95,043 Rentable Square Feet in the building known as 7650 Corporate Center Drive (N.W. 19th Street), Miami, Florida, (C) 9,476 Rentable Square Feet designated as Bay B in the building located at 7245 Corporate Center Drive (N.W. 19th Street), Miami, Florida (collectively, the “Existing Premises”); and

B. Landlord and Tenant desire to enter into this Amendment for the purpose of clarifying the terms of overtime HVAC use at the Leased Premises and for such other purposes as set forth herein.

TERMS

NOW THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this Amendment, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1. Recitals. The foregoing recitals are correct and are incorporated herein by this reference.

2. Terms. All capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Lease.

3. HVAC. Effective as of the Effective Date, the single paragraph set forth in Section 3.1(i) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“(i) If Tenant requires heating, ventilating and air conditioning within Building 10 during periods in excess of the hours of 7:30 a.m. to 6:00 p.m., Monday to Friday, and 8:00 a.m. to 1:00 p.m. Saturday, excluding legal holidays (the “Building Operating Hours”), Landlord shall bill Tenant for the number of hours used as Tenant’s Additional Rental at an initial rate equal to $41.00 per hour per floor (“HVAC Fee”), subject to increase from time to time in Landlord’s reasonable discretion, to provide such services taking into account electrical consumption, wear and tear on equipment and systems, labor and administrative costs. If Tenant requires heating, ventilating and air conditioning within the Building 11 during periods in excess of the hours of 7:30 a.m. to 6:00 p.m., Monday to Friday, excluding legal holidays (the “Building 11 HVAC Hours”), Landlord shall bill Tenant for the HVAC Fee, subject to increase from time to time in Landlord’s reasonable discretion, to provide such services, taking into account electrical consumption, wear and tear on equipment and systems, labor and administrative costs. Notwithstanding the foregoing, so long as Building 11 is fully and entirely leased by Tenant (and not subject to any sublease or assignment by Tenant) and Tenant is paying all cost of all utilities servicing Building 11 as part of Operating Costs since Tenant’s Percentage Share is 100% as to Building 11, the HVAC Fee with respect to Building 11 only shall be reduced to an initial rate equal to $19.00 per hour per floor. Further, notwithstanding anything to the contrary contained herein except as set forth in the last sentence of this paragraph, Tenant shall be permitted to request and receive, during each calendar week, HVAC service for Building 11 in excess of Building 11 HVAC Hours for a period of up to five (5) hours per floor without incurring an HVAC Fee per floor (each, an “HVAC Fee Abatement”). For clarification, Tenant shall pay, subject to any applicable HVAC Fee Abatement, an HVAC Fee with respect to requested HVAC service provided in Building 11 on a Saturday, Sunday or a legal holiday. Any request by Tenant for HVAC service shall be for not less than one (1) hour increments. Tenant recognizes and agrees that Landlord’s HVAC system is not designed to cool the air to comply with requirements of heavy machinery or other than normal office equipment in the Leased Premises. Any and all costs to acquire, maintain, and replace any supplemental air conditioning equipment shall be the sole obligation of Tenant. To request after-hour HVAC, Tenant shall contact the on-site Property Management office with commercially reasonable advance written notice as determined by Landlord (but in no event less than two (2) business days prior to the date of requested HVAC service). In the event Tenant fails to provide the requisite advance written notice, Landlord may refuse to provide HVAC service for such requested period in excess of Building Operating Hours or Building 11 HVAC Hours (as applicable); provided, however, if, in such circumstance Landlord, in its sole discretion, provides HVAC service for such requested period in excess of Building Operating Hours or Building 11 HVAC Hours (as applicable), Tenant shall be required to pay the HVAC Fee and any HVAC Fee Abatement shall not be applicable.”

4. Entire Agreement. The Lease, as amended by this Amendment, constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof. The terms and conditions of this Amendment may not be changed, altered or modified except by an instrument in writing signed by the party against whom enforcement of such change would be sought. The Lease, as amended by this Amendment, shall be binding upon the parties hereto and their respective successors and permitted assigns.

5. Miscellaneous.

A. This Amendment shall be construed and governed in accordance with the laws of the State of Florida. All of the parties to this Amendment have participated fully in the negotiation and preparation hereof and, accordingly; this Amendment shall not be more strictly construed against any one of the parties hereto.

B. In the event any term or provision of this Amendment be determined by appropriate judicial authority to be illegal or otherwise invalid, such provision shall be given its nearest legal meaning or be construed as deleted as such authority determines, and the remainder of this Amendment shall be construed to be in full force and effect.

C. In construing this Amendment, the singular shall be held to include the plural, the plural shall include the singular, and the use of any gender shall include every other and all genders.

D. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment.

E. This Amendment may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

F. Tenant hereby represents and warrants to Landlord that: (i) Tenant has the full right and authority to enter into this Amendment; and (ii) this Amendment is a binding and valid document enforceable in accordance with its terms.

G. This Amendment shall be deemed a part of the Lease, but shall take precedence over and supersede any provisions to the contrary contained in the Lease. Except as modified hereby, all of the provisions of the Lease, which are not in a conflict with the terms of this Amendment shall remain in full force and effect, including without limitation Section 8.4 of the Lease (which shall also apply with respect to all provisions of this Amendment). As modified hereby, the Lease is hereby ratified and confirmed in all respects.

6. Effect of Delivery. This Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of both Tenant and Landlord and a copy of this Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.

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7. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE LEASE IN ANY ACTION. PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST THE OTHER PARTY.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

TENANT:

NCL (BAHAMAS) LTD., a Bermuda company D/B/A NORWEGIAN CRUISE LINE
Witnesses:

/s/ Signature Illegible		By	/s/ George Chesney
Print Name:	Illegible	Name:	George Chesney
		Title:	SVP, Human Resources
/s/ Signature Illegible
Print Name:	Illegible

LANDLORD: HINES REIT AIRPORT CORPORATE CENTER LLC., a Delaware limited liability company or its affiliate

			By:	HINES REIT PROPERTIES, L.P., a Delaware limited partnership its Sole Member

		Initials Illegible Initials Illegible		By:	HINES REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation its General Partner
Witnesses

/s/ Ketinna Williams		Initials Illegible			By:	/s/ Kevin L. McMeans
Print Name:	Ketinna Williams				Name:	Kevin L. McMeans
					Its:	Asset Management Officer
/s/ Melanie Greeley
Print Name:	Melanie Greeley					Approved as to Form /s/ Suzanne Perez NCL Legal Department
Approved as to Content

					By:	/s/ Signature Illegible 1/15/2010